Exhibit 10.iii.(a)

MEMORANDUM

Date:                February 10, 2003

From:               Stephen P. Malia

To:                   Richard L. Thomas, Chairman, Compensation Committee
                        Raymond F. Bentele, Chairman, Executive Committee

In December, Dick and I briefly spoke about making a "technical correction" to Doug Pertz's Agreement.  Specifically, in 2001 his Agreement was amended to provide a payment of three times (3x) the MICP target in case of a Severance Event, instead of three times the highest actual award in the past three years (see Article III, Section 1(d)2).  This change made his Agreement consistent with the Executive Agreements on this point, though they provide a 2x payment in severance situations.

We failed, however, to make a similar change to Doug's Agreement in the case of Change in Control (See Article V, Section 7 (c)(ii)).  Doug's Agreement still calls for a payment of three times the highest award, instead of 3 x the MICP target.  The other Executive Agreements were changed to pay 3x the MICP target and we believe the approach and language should be common on this point.

Attached is a copy of Doug's Agreement, as amended, for reference.  We request that this "technical correction" be approved and the attached Addendum be signed to document this change.

Sincerely,

Stephen P. Malia

cc:        D. A. Pertz

ADDENDUM

The following was agreed to on February 17, 2003 as an addendum to the Employment Agreement, as amended and restated, dated October 24, 2000, between Douglas A. Pertz and IMC Global.

Article V Change in Control

Section 7 (c) (ii).  The current Agreement is amended as follows:

            (ii)  An amount equal to three times the target award under the Company's Management Incentive Compensation Program, or successor annual bonus plan in effect; and

Agreed to:

IMC Compensation Committee

By ________________________________                          _________________________
            Richard C. Thomas                                                                 Date

IMC Executive Committee

By: _______________________________                            _________________________
            Raymond F. Bentele                                                               Date

Executive

By: _______________________________                            _________________________
            Douglas A. Pertz                                                                     Date

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